UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2014

 AMERICAN RAILCAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 Clark Street
St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (636) 940-6000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Employment Agreement
On September 24, 2014, American Railcar Industries, Inc. (“ARI” or the “Company”) entered into an employment agreement (the “Agreement”) with Jeffrey S. Hollister, 46, to serve the Company as President and Chief Executive Officer, reporting to the Board of Directors of the Company (the “Board”). Mr. Hollister has served the Company as President and Interim Chief Executive Officer since October 9, 2013. Mr. Hollister has over 23 years of experience in operations and financial management. Mr. Hollister has been with the Company since December 2005, serving in various senior financial and operations roles. Prior to his appointment as President and Interim Chief Executive Officer, he oversaw the Company’s railcar manufacturing group, which includes the Marmaduke and Paragould railcar assembly plants as well as component/sub-assembly plants. Prior to that, Mr. Hollister had various financial and accounting management roles within the Company.
The term of Mr. Hollister’s Agreement began on September 24, 2014, and will continue through December 31, 2017 (the “Expiration Date”), unless earlier terminated pursuant to the Agreement. Under the terms of the Agreement, Mr. Hollister will receive a base salary at an annual rate of $325,000 through the end of 2014, with scheduled increases to $350,000 and $375,000, respectively, for calendar years 2016 and 2017. Mr. Hollister’s annual bonus target for each completed calendar year of employment through the Expiration Date is 80% of his then applicable base salary. The actual bonus amount payable will be based on achievement of Company and/or individual performance metrics established by the Board and may be less than or greater than the target based on the terms of the applicable bonus plan and is subject to final Board approval.
Mr. Hollister is eligible to participate in employee benefit plans and programs on the same basis as other senior executives of the Company. Subject to the terms of the Agreement, Mr. Hollister will also be eligible for performance-based cash incentive awards with a target award value equal to 150% of his base salary. Any such award that is granted to Mr. Hollister will be subject to the Company’s 2005 Equity Incentive Plan, as amended from time to time, and the applicable award or grant agreement.
Mr. Hollister is also required to relocate his permanent residence to within 50 miles of St. Charles, Missouri, where the Company’s headquarters is located. In association with this relocation, Mr. Hollister is entitled to a $50,000 relocation bonus, with $25,000 payable as soon as practicable and the remaining $25,000 payable after the relocation has been deemed complete pursuant to the terms of the Agreement.
The Agreement will terminate and Mr. Hollister’s employment with the Company will end upon the earlier of the Expiration Date, his death or disability (as defined in the Agreement), if the Company discharges Mr. Hollister with or without cause (as defined in the Agreement), or the voluntary resignation of Mr. Hollister with or without good reason (as defined in the Agreement). The Company may discharge Mr. Hollister at any time with or without cause (as defined in the Agreement).
If Mr. Hollister’s employment is terminated due to the expiration of the Agreement, or due to his death or disability, he is entitled to receive (i) earned and accrued base salary, paid time off and unreimbursed business expenses due and unpaid as of the date of his termination and (ii) bonus compensation earned and due with respect to a completed calendar year but not paid as of the date of termination.
If Mr. Hollister is terminated without cause (as defined in the Agreement) or if he terminates the Agreement for good reason (as defined in the Agreement), he is entitled to receive (i) earned and accrued base salary, paid time off and unreimbursed business expenses due and unpaid as of the date of his termination, (ii) bonus compensation earned and due with respect to a completed calendar year but not paid as of the date of termination, and (iii) a continuation of the payment of his then applicable base salary for the lesser of six months or the remainder of his term of employment.
If Mr. Hollister is terminated for cause (as defined in the Agreement) or if he resigns without good reason (as defined in the Agreement), he is entitled to receive earned and accrued base salary, paid time off and unreimbursed business expenses due and unpaid as of the date of his termination.
The Agreement contains non-competition provisions that prohibit Mr. Hollister from directly or indirectly competing with the Company during the term of his employment and for a six month period thereafter, extendable by the Company for up to an additional six months in exchange for severance pay of the base salary he would have earned through such extended period and a pro-rated portion of his target bonus through such period. The Agreement also contains non-solicitation provisions covering the period of Mr. Hollister’s employment and the one year period thereafter, as well as non-disclosure and non-disparagement provisions and provisions requiring him to protect confidential information during his employment and at all times thereafter.

A copy of the Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated by reference into this Item 5.02. The description of the Agreement herein is qualified in its entirety by reference to the text of the Agreement.
 Executive Changes
On September 24, 2014 Dale C. Davies, Senior Vice President, Chief Financial Officer and Treasurer of ARI retired and Umesh Choksi was appointed as Senior Vice President, Chief Financial Officer and Treasurer of ARI.
Mr. Choksi, 61, has 30 plus years of experience in the railcar industry, with a majority of this experience in the railcar leasing market. He was previously employed at American Railcar Leasing LLC (ARL), an entity controlled by Mr. Carl C. Icahn, the Company’s principal beneficial stockholder through Icahn Enterprises L.P. Mr. Choksi has worked in various capacities at ARL since 2004 including President and Chief Executive Officer, Chief Financial Officer and Treasurer. Mr. Choksi previously served in various capacities at ACF Industries, LLC, an entity that is also controlled by Mr. Carl C. Icahn.
In connection with his appointment as Senior Vice President, Chief Financial Officer and Treasurer, Mr. Choksi will receive a base salary at an annualized rate of $300,000. Mr. Choksi is also eligible to receive a target bonus of 50% of his base salary, subject to the terms of the Company’s management incentive plan. For purposes of the 2014 calendar year, Mr. Choksi’s target bonus will be $140,000. Mr. Choksi is also eligible to participate in the Company’s long term incentive plan with a target percentage of 90% of his annual base salary. Mr. Choksi received his B.S in Chemical Engineering and his M.B.A. in Productions Operation Management from the University of Missouri.
Mr. Choksi is eligible to participate in the Company’s benefit plans, subject to the terms thereof, and will receive service credit for the time he served ARL for purposes of determining eligibility and vesting in the Company’s benefit plans.
Item 7.01 Regulation FD Disclosure.
On September 24, 2014 the Company issued a press release announcing Mr. Hollister’s appointment as President and Chief Executive Officer as well as the appointment of Mr. Choksi to the position of Senior Vice President, Chief Financial Officer and Treasurer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Limitation on Incorporation by Reference. The information contained in Exhibit 99.1 is being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements. Except for historical information contained in the press release attached as an exhibit hereto, the press release contains forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. Please refer to the cautionary notes in the press release regarding these forward-looking statements.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between American Railcar Industries, Inc. and Jeffrey S. Hollister, dated as of September 24, 2014.
10.2	Offer Letter, dated September 24, 2014, between American Railcar Industries, Inc. and Umesh Choksi.
99.1	Press release dated September 24, 2014 of American Railcar Industries, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2014		American Railcar Industries, Inc.

	By:	/s/ Yevgeny Fundler
	Name:	Yevgeny Fundler
	Title:	Senior Vice President, General Counsel and Secretary